UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 7, 2007

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Beazer Homes USA, Inc. announced today that on September 7, 2007 it received a purported default notice from U.S. Bank National Association, the trustee under the indenture governing Beazer’s outstanding 4 5/8% Convertible Senior Notes due 2024. The notice alleges that, by reference to the Trust Indenture Act, the Company is in default under the indenture because it has not yet filed with the Securities and Exchange Commission and delivered to the trustee its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007. The notice further alleges that these defaults will become events of default under the indentures if not remedied within 60 days.

The Company does not believe that it is in default under the indenture governing its outstanding convertible senior notes. The indenture does not contain an express financial reporting covenant requiring that Beazer file periodic reports with the SEC or deliver to the trustee copies of Beazer’s SEC reports within any prescribed time period. Therefore, the Company believes that this notice of default is invalid and without merit, as are the other notices of default previously delivered by the trustee.

Beazer has today filed an Amended Complaint For Declaratory Judgment And Injunctive Relief in an action pending in the United States District Court for the Northern District of Georgia, Atlanta Division against the trustees under the applicable indentures. Beazer is seeking, among other relief, a declaration from the court against the trustees that the delay in filing with the SEC Beazer’s Form 10-Q for the third quarter does not constitute a default under the applicable indentures and that the delay will not give rise to any right of acceleration on the part of the holders of the senior notes.

As previously disclosed in the Company’s August 15, 2007 Form 8-K Current Report, the Company’s delay in filing its third quarter Form 10-Q is the result of a continuing independent internal investigation by the Audit Committee of the Company’s Board of Directors. The Company’s Audit Committee and its independent counsel are working expeditiously to complete the internal investigation as soon as practicable. For a further explanation of the investigation and related matters, including certain risks related to the alleged defaults under the indentures governing the Company’s senior notes and convertible senior notes, please refer to the Company’s August 15, 2007 Form 8-K Current Report.

A copy of a press release issued today announcing receipt of the purported notice is attached hereto as exhibit 99.1 and is incorporated into this Item by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued on September 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: September 10, 2007	By:	/s/Allan P. Merrill
Allan P. Merrill
Executive Vice President and Chief Financial Officer